UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CEMTREX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3829	30-0399914
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

135 Fell Court

Hauppauge, NY 11788

Tel. no. (631) 756-9116
(Address and telephone number of principal executive offices)

The Corporation Trust Company

Corporation Trust Center

1209 Orange St.

Wilmington, DE 19801

(302) 658-7581 (Tel.)
(Name, address and telephone number of agent for service)

Copies to:

Scott Doney, Esq. The Doney Law Firm 4955 S. Durango Rd. Ste. 165 Las Vegas, NV 89113 (702) 982-5686	Anthony W. Basch, Esq. J. Britton Williston, Esq. Shannon M. McDonough, Esq. Kaufman & Canoles, P.C. 1021 E. Cary St., Suite 1400 Richmond, Va. 23219 (804) 771-5700

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-276556

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Cemtrex, Inc., a Delaware corporation (“Cemtrex”), is filing this registration statement with the Securities and Exchange Commission (the “SEC”). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-276556) (the “Registration Statement”) initially filed by Cemtrex with the SEC on January 17, 2024, which the SEC declared effective on April 30, 2024.

Cemtrex is filing this registration statement for the sole purpose of registering an additional $1,500,000 in units, which includes additional securities that the underwriters have the option to purchase. The additional units that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) contained in the Registration Statement. The contents of the Registration Statement, including all amendments and exhibits thereto, are incorporated by reference herein.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of the Doney Law Firm

23.1	Consent of Grassi & Co, CPAs, P.C.

23.2	Consent of the Doney Law Firm (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-276556), originally filed with the Commission on January 17, 2024 and incorporated herein by reference).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, New York, on the 2nd day of May 2024.

Cemtrex, Inc.

By:	/s/ Saagar Govil.
Saagar Govil
Chairman of the Board, CEO,
President & Secretary (Principal Executive Officer)

/s/ Paul J. Wyckoff.
Paul J. Wyckoff
Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

May 2, 2024	By:	/s/ Saagar Govil
Saagar Govil,
Chairman of the Board, CEO,
President & Secretary (Principal Executive Officer)

May 2, 2024	By:	/s/ Paul J. Wyckoff
Paul J. Wyckoff
Interim Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

May 2, 2024	By:	/s/ Manpreet Singh
Manpreet Singh,
Director

May 2, 2024	By:	/s/ Brian Kwon
Brian Kwon,
Director

May 2, 2024	By:	/s/ Metodi Filipov
Metodi Filipov, Director